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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K
                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                          July 20, 1995


                      AMERITECH CORPORATION
     (Exact name of registrant as specified in its charter)

                            Delaware
         (State of other jurisdiction of incorporation)


      1-8612                                           36-3251481
  Commission File Number                          IRS Employer ID No.

         30 South Wacker Drive, Chicago, Illinois 60606
           (Address of principal executive offices)

Registrant's telephone number, including area code: (312)750-5000


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Item 7. Financial Statements and Exhibits

     Ameritech extended its record of double-digit growth in profits and earnings per share in the second quarter of 1995. Second-quarter profits grew 12.7% to $503.5 million, compared with $446.6 million in the second quarter of 1994. Earnings per share increased 12.3% to 91 cents per share, up from 81 cents per share in the second quarter of 1994.

     Ameritech revenues for the second quarter of 1995 grew 5.8% or $185 million to $3.37 billion, despite price reductions of $50.7 million that resulted from Ameritech achieving price regulation in its states. This strong growth was fueled by:

o Sustained cellular growth with a 50.5% increase in cellular customers, up 525,000 to 1,564,000 customers, compared with the second quarter of 1994.

o Solid 8.7% growth in network access minutes of use.

o Record access line growth of 4.2% to 18.6 million. Sales of additional lines were particularly strong, representing more than one-third of all lines sold in the quarter.

     Successfully concluding a three-year effort, on Tuesday Ameritech became the first regional company without regulatory limits on earnings in any jurisdiction as a result of the Federal Communications Commission's (FCC) approval of pure price regulation for the company. Under price regulation, state and federal regulators place limits on prices - rather than on profits, as they once did under traditional rate-of return regulation.

      During the quarter, Ameritech made significant progress in its plans to enter the long-distance and video businesses. In comments from the industry, the U.S. District Court heard unprecedented support for a U.S. Department of Justice recommendation that would allow Ameritech to offer long distance in the Chicago and Grand Rapids, Michigan, areas on a trial basis. The Court is expected to rule on Ameritech's proposed trial this fall, and Ameritech remains optimistic that it will be allowed to offer long distance services in 1996. Ameritech also completed its first cable TV franchise agreements in suburban Detroit during June, enabling the company to begin construction of its cable TV network, with plans to begin offering services in early 1996.

     For the first six months of 1995, Ameritech revenues rose 4.8% to $6.51 billion, up from $6.22 billion in the first half of 1994. Income rose 12.0% to $922.3 million from $823.3 million, excluding one-time items. These items relate to workforce restructuring and resulted in an after-tax charge in the first quarter of 1994 of $332.8 million and an after-tax gain in the first quarter of 1995 of $160.1 million from

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settlement gains associated with lump-sum payments from the pension plan. Reported net income was $1.08 billion in the first half of 1995, compared with $490.4 million in the first half of 1994.

     Earnings per share excluding one-time items grew 11.3% to $1.67 in the first half of 1995. Reported earnings per share were $1.96 in the first half of 1995, compared with 89 cents in the first half of 1994.

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           CONDENSED CONSOLIDATED STATEMENTS OF INCOME
         (Dollars in millions, except per share amounts)

                            Three Months Ended
                                  June 30             %
                             1995       1994        Change
                         (Unaudited) (Unaudited)

Revenues                    $3,368.9   $3,184.4     5.8%
Operating expenses           2,509.3    2,438.8     2.9%
Operating income               859.6      745.6    15.3%
Other income, net              (35.0)     (32.5)    7.7%
Interest expense               119.3      107.3    11.2%
Income before income taxes     775.3      670.8    15.6%
Income taxes                   271.8      224.2    21.2%
Net income                  $  503.5   $  446.6    12.7%
Average common shares
   outstanding  (000)        553,719    548,635     0.9%

Earnings per common share      $0.91      $0.81    12.3%

Dividends declared per
   common share                $0.50      $0.48     4.2%


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                CONSOLIDATED STATEMENTS OF INCOME
         (Dollars in millions, except per share amounts)

                              Six Months Ended
                                  June 30              %
                             1995 (1)   1994 (1)    Change
                           (Unaudited)(Unaudited)

Revenues                    $6,514.6   $6,218.3     4.8%
Operating expenses (2) (3)   4,666.0    5,331.8  (12.5)%
Operating income             1,848.6      886.5   108.5%
Other income, net              (68.6)     (62.6)    9.6%
Interest expense               237.2      209.7    13.1%
Income before income taxes   1,680.0      739.4   127.2%
Income taxes                   597.6      249.0   140.0%
Net income                  $1,082.4   $  490.4   120.7%

Average common shares
   outstanding  (000)        552,998    547,995     0.9%

Earnings per common share      $1.96      $0.89   120.2%

Dividends declared per
   common share                $1.00      $0.96     4.2%

(1)Income before one-time items rose 12.0 percent to $922.3 million from $823.2 million in the first quarter 1994. Earnings per share before one-time items grew 11.3 percent to $1.67 per share, up from $1.50 per share in the first quarter of 1994. See notes (2) and (3) for details of one-time items.

(2)1995 results include a $256.3 million pretax net credit ($160.1 after-tax or $0.29 per share) related to net settlement gains associated with lump-sum pension payments from the nonmanagement pension plan to former employees, related to the work force restructuring program.

(3)1994 results include a $530.0 million pretax charge ($332.8 million after-tax or $0.61 per share) related to work force restructuring.

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              CONDENSED CONSOLIDATED BALANCE SHEETS
                      (Dollars in millions)


                                                             Change
                                                              from
                                     June 30     Dec. 31     Dec.31
                                      1995        1994        1994
ASSETS                            (Unaudited)

Current assets                      $ 2,960.4   $ 2,890.6    $ 69.8
Property, plant and equipment        13,233.6    13,454.5    (220.9)
Investments, primarily international  1,209.4     1,197.0      12.4
Other assets and deferred charges     2,929.7     2,404.7     525.0
Total assets                        $20,333.1   $19,946.8    $386.3


LIABILITIES AND SHAREOWNERS' EQUITY

Debt maturing within one year       $ 1,696.6   $ 1,898.3   $(201.7)
Other current liabilities             2,873.2     3,257.8    (384.6)
Long-term debt                        4,571.7     4,447.9     123.8
Deferred credits and
   other long-term liabilities        4,439.1     4,287.7     151.4
Shareowners' equity                   6,752.5     6,055.1     697.4
Total liabilities and
   shareowners' equity              $20,333.1   $19,946.8   $ 386.3

              SELECTED FINANCIAL AND OPERATING DATA
                           (Unaudited)
                      (Dollars in millions)

                                        June 30    June 30       %
                                         1995       1994      Change
Debt ratio                                48.1%      45.8%     n/m
Customer lines (000's)                  18,618     17,875      4.2%
Employees                               62,127     66,593    (6.7)%
Telephone company employees             51,856     57,924   (10.5)%
Customer lines per telephone
   company employee                        359        309     16.2%

Return on average
   equity - annualized  Qtr.              29.6%      22.2%   33.3%
                        YTD               32.9%      12.2%     n/m
Return on average total
   capital - annualized Qtr.              18.5%      14.4%    28.5%
                        YTD               19.8%       9.0%     n/m
Construction activity  Qtr.             $440.1     $456.7    (3.6)%
                       YTD              $805.1     $894.2   (10.0)%

n/m -not meaningful

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                             SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 20, 1995                 AMERITECH CORPORATION

                                     By /s/ Bruce B. Howat
                                     Bruce B. Howat
                                     Secretary